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                                                                    EXHIBIT 10.1

[ANALOG DEVICES LOGO]

                       STOCK OPTION CONFIRMING MEMORANDUM
                      GRANT OF NON-QUALIFIED STOCK OPTION

We are pleased to advise you that you have been granted an option to purchase________shares of Analog Devices, Inc. Common Stock on the terms and conditions set forth below (the "Option"). The grant of this option reflects Analog's confidence in your commitment and contributions to the success and continued growth of the Company.

      GRANT OF OPTION: This memorandum confirms that, subject to the terms and conditions of the Analog Devices, Inc. 1998 Stock Option Plan ("the Plan"), Analog Devices, Inc. ("the Company") has granted to you ("the Optionee"), effective on the Date of Grant set forth below, an option to purchase shares of the Company's Common Stock (the "Option Shares") as follows:

                    Date of Grant:
                    Number of Option Shares Granted:
                    Option Exercise Price Per Share:

ALL TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN.

            EXERCISE OF OPTION: The Option is exercisable as follows:

                    EXERCISE PERIOD                        NUMBER OF SHARES

The right of exercise is cumulative, so that if the Option is not exercised to the maximum extent permissible during any period, it is exercisable, in whole or in part, with respect to all shares not so purchased at any time during any subsequent period prior to the expiration or termination of the Option.

            TERM OF OPTION; TERMINATION OF EMPLOYMENT:

      1. The term of the Option is ten (10) years after the Date of Grant, subject, however, to the early termination provisions set forth herein.

      2. Except as otherwise provided herein, the Option shall be exercisable by the Optionee (or his/her successor in interest) following the termination of the Optionee's employment only to the extent that the Option was exercisable on or prior to the date of such termination.

      3. The Option shall terminate on the date the Optionee voluntarily terminates employment with the Company or one of its subsidiaries (except on retirement as provided below) or on the date his/her employment is terminated by the Company without "Cause" (as defined in paragraph 4), but the Option Shares which are exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.

      4. The Option shall terminate on the date the Optionee's employment with the Company or one of its subsidiaries is terminated by the Company for "Cause", and all Option Shares which are then exercisable shall forthwith cease to be exercisable. "Cause" for this purpose means unsatisfactory job performance (as determined by the Company), willful misconduct, fraud, gross negligence, disobedience or dishonesty.

      5. Upon the death of the Optionee while he/she is an employee of the Company or one of its subsidiaries, the Option shall become exercisable in full on the date of death and shall continue to be exercisable (by the Optionee's successor in interest) over the remaining term of the Option.

      6. Upon the retirement of the employee, a fraction (the "Vesting Fraction") of the Option Shares which are not exercisable at the time of the Optionee's retirement shall, from and after such retirement, continue to be exercisable over the remaining term of the Option. The employment of the Optionee shall be deemed to terminate due to retirement if the Optionee terminates his or her employment voluntarily after having (i) attained age 62, (ii) completed at least ten years of vesting service as defined under the Analog Devices, Inc. The Investment Partnership ("TIP") and (iii) prior to termination of employment had completed an orderly transition of his or her duties and responsibilities. The Vesting Fraction means the fraction determined by subtracting 72 from the sum of (a) the Optionee's age and (b) the Optionee's years of service determined at the date of termination of employment and dividing the result of that calculation by 10.

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[ANALOG DEVICES LOGO]

      7. If the employment of the Optionee terminates due to disability (as determined by the Company), the Option Shares which are not exercisable as of the date of disability shall become exercisable on the date or dates (over the remaining term of the Option) that they otherwise would have been exercisable if the Optionee's employment had not been terminated due to disability.

As used herein, the terms "employment" and "employee" shall mean and include any one of the following relationships with the Company: director, employee, consultant or advisor.

            PAYMENT OF PURCHASE PRICE: The following payment methods may be used to purchase Option Shares:

      1.    A cashless exercise in a manner described in the Plan.

      2.    Cash or check payable to the Company.

      3. Delivery by the Optionee of shares of Common Stock of the Company that have been owned by the Optionee for at least six months.

      4.    Any combination of the above methods.

            TRANSFERABILITY OF OPTION: The Option may be transferred to a Family Member of the Optionee. For purposes of this Option, a Family Member is any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. The transferee shall be subject to all the terms and conditions applicable to the Option prior to the transfer. The transfer shall not be effective until the Optionee has notified the Company in writing that the transfer has occurred. Except as provided herein and except as provided by will or the laws of descent and distribution, the Option may not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise).

            CHANGE IN CONTROL; ACQUISITION EVENT: In the event of a Change in Control, one-half of the number of Option Shares which are not then exercisable shall become immediately exercisable and the remaining one-half shall continue to become exercisable on each subsequent vesting date in accordance with the original vesting schedule of the Option, provided that the Option shall become exercisable in full if, on or prior to the first anniversary of the Change in Control Event, the Optionee's employment with the Company (or an acquiring or succeeding corporation) is terminated for "Good Reason" by the Optionee or without "Cause" by the Company or the acquiring or succeeding corporation (as such terms are defined in the Plan), all in accordance with the terms and conditions set forth in Section 6 of the Plan.

            If an Acquisition Event occurs and the Option is not assumed, or an equivalent option is not substituted, by the acquiring party, the Option shall become exercisable in full, including that portion which is not then exercisable, as provided in Section 6 of the Plan. If the Option is so assumed or replaced with a substituted option and such Acquisition Event is not also a Change in Control Event, it shall continue to vest and be exercisable in accordance with the Option's original vesting schedule.

            WITHHOLDING TAXES: As a condition to the issuance of shares upon exercise of the Option, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

A copy of the Plan prospectus and brochure describing the principal features of the Plan is available on the Company's Intranet at www-corp.analog.com/company/stock. If you have any questions regarding your stock option, please contact your regional stock plan administrator, Jennifer Baptiste at (781) 461-3889 or Jennifer.Baptiste@Analog.com; or Fran Sarro, Assistant Treasurer, at (781) 461-3907 or email Fran.Sarro@Analog.com. If you are unable to access this information via the Intranet, your regional stock plan administrator can provide you with copies.


/s/ Ray Stata                                /s/ Jerald G. Fishman
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Ray Stata                                    Jerald G. Fishman
Chairman of the Board                        President & Chief Executive Officer